EXHIBIT 9.(a)(6) - FORM OF LETTER TO CLIENTS

                                   EXCHANGE OF
                       SERIES A CUMULATIVE PREFERRED STOCK
                                       OF
                           SEA PINES ASSOCIATES, INC.
                                       FOR
                        SHARES OF VOTING COMMON STOCK OF
                           SEA PINES ASSOCIATES, INC.
                                WITHOUT PAR VALUE
                                       OR
                         9.5% TRUST PREFERRED SECURITIES
                  (LIQUIDATION AMOUNT OF $7.60 PER SECURITY) OF
                          SEA PINES ASSOCIATES TRUST I

To Our Clients:

         We are enclosing herewith a Prospectus, dated December 21, 1999 (the "Prospectus"), of Sea Pines Associates, Inc., a South Carolina corporation (the "Company"), and Sea Pines Associates Trust I, a Delaware statutory business trust (the "Trust"), a related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer") and a letter from the Company's Chairman relating to the offer by the Company and the Trust to exchange shares of voting common stock without par value (the "Common Stock") of the Company or 9.5% Trust Preferred Securities (liquidation amount of $7.60 per security) (the "Trust Preferred Securities") of the Trust for up to all of the outstanding shares of Series A Cumulative Preferred Stock (the "Series A Preferred Stock") of the Company.

         The Exchange Offer will be effected on the basis of (A) 2.5 shares of Common Stock or (B) one Trust Preferred Security for (C) each share of Series A Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. A holder of Series A Preferred Stock (a "Holder") may exchange all of his or her shares of Series A Preferred Stock for shares of Common Stock or exchange all of such shares for Trust Preferred Securities or exchange some for shares of Common Stock and some for Trust Preferred Securities. The Trust Preferred Securities have a liquidation amount of $7.60 per security. The current liquidation price for a share of Series A Preferred Stock is $7.60. Dividends that have accrued but have not been paid on the shares of Series A Preferred Stock exchanged in the offering through the Expiration Date (as defined below), will be a debt of the Company and will be paid to the persons exchanging such shares on the same dates as they would have been paid to such persons had they continued to hold such shares. Cash will be paid in lieu of fractional shares of Common Stock at the rate of $3.04 per share. Each share of Common Stock issued will be issued with one attached right to purchase one one-thousandth (1/1,000) of a share of the Company's Series B Junior Cumulative Preferred Stock.

         Please note that the Exchange Offer will expire at 12:00 midnight, Eastern Standard time, on January 31, 2000, unless extended (the "Expiration Date").

         We are the holder of record of shares of Series A Preferred Stock held by us for your account. A tender of such shares can be made only by us as the record holder and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER THE SHARES OF SERIES A PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to tender any or all of the shares of Series A Preferred Stock held by us for your account pursuant to the terms and conditions of the Exchange Offer and if you do, the number of whole shares of Series A Preferred Stock that you want to exchange for shares of Common Stock and the number of such shares you want to exchange for Trust Preferred Securities. Please so instruct us by completing, executing, detaching and returning to us the instruction form attached to this letter. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Series A Preferred Stock, please forward to us your instructions in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

                                                              Very truly yours,

                        INSTRUCTIONS WITH RESPECT TO THE
                                   EXCHANGE OF
                       SERIES A CUMULATIVE PREFERRED STOCK
                                       OF
                           SEA PINES ASSOCIATES, INC.
                                       FOR
                        SHARES OF VOTING COMMON STOCK OF
                           SEA PINES ASSOCIATES, INC.
                                WITHOUT PAR VALUE
                                       OR
                         9.5% TRUST PREFERRED SECURITIES
                  (LIQUIDATION AMOUNT OF $7.60 PER SECURITY) OF
                          SEA PINES ASSOCIATES TRUST I

         The undersigned acknowledges receipt of your letter enclosing the Prospectus, dated December 21, 1999, of the Company and the Trust, a related Letter of Transmittal and the Chairman's letter relating to the Exchange Offer. This will instruct you to tender the number of shares of Series A Preferred Stock indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer, and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.

          ________________
         (Number of shares being tendered.)


--------------------------------------------------------------------------------
                 NUMBER OF TENDERED SHARES TO BE EXCHANGED FOR*
--------------------------------------------------------------------------------
              *Shares of Common Stock   *Trust Preferred Securities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*        Must be a whole number of shares


                                               _________________________________
                                               Signature(s)

                                               _________________________________
                                               Please print name

                                               _________________________________
                                               Date